PARTICIPATION AGREEMENT

Among

PUTNAM VARIABLE TRUST
FRANKLIN DISTRIBUTORS, LLC
PRUCO LIFE INSURANCE COMPANY
And

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

THIS AGREEMENT, made and entered into as of this 1st day of May 2025, among Pruco Life Insurance Company, an Arizona state life insurance company, Pruco Life Insurance Company of New Jersey, a New Jersey state life insurance company, (each, a and together, ies each of the Companies on its own behalf and on behalf of each separate account of each Company set forth on Schedule A hereto, as such Schedule may be amended from time to time (each such account hereinafter referred to as the "Account"), PUTNAM VARIABLE TRUST (the "Trust"), a Massachusetts business trust, and FRANKLIN DISTRIBUTORS, LLC (the "Underwriter"), a Delaware limited liability company.

WHEREAS, the Trust is an open-end diversified management investment company and is available to act as the investment vehicle for separate accounts now in existence or to be established at any date hereafter for variable life insurance policies and variable annuity contracts (collectively, the "Variable Insurance Products") to be offered by insurance companies which have entered into Participation Agreements with the Trust and the Underwriter (the "Participating Insurance Companies"); and

WHEREAS, the beneficial interest in the Trust is divided into several series of shares, each designated a "Fund" and each representing the interest in a particular managed portfolio of securities and other assets; and

WHEREAS, the Trust has obtained an order from the Securities and Exchange Commission , dated December 29, 1993 (File No. 812-8612), granting the variable annuity and variable life insurance separate accounts participating in the Trust exemptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of the Participating Insurance Companies (the "Shared Funding Exemptive Order"); and

WHEREAS, the Trust is registered as an open-end management investment company under the 1940 Act and the sale of its shares is registered under the Securities Act of 1933, as amended (the "1933 Act"); and

WHEREAS, each Company has registered or will register certain variable life and/or variable annuity contracts under the 1933 Act and any applicable state securities and insurance law; and

WHEREAS, each Account is a duly organized, validly existing separate account, established by resolution of the Board of Directors of a Company, to set aside and invest assets attributable to one or more variable insurance contracts (the "Contracts", the Contract(s) and the Account(s) covered by the Agreement are specified in Schedule A); and

WHEREAS, each Company has registered or will register the Account as a unit investment trust under the 1940 Act; and

WHEREAS, the Underwriter is registered as a broker dealer with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the Financial Industry Regulatory Authority (the "FINRA"); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, each Company intends to purchase shares in certain Funds ("Authorized Funds," the Authorized Funds covered by the Agreement are specified in Schedule B) on behalf of each Account to fund certain of the Contracts and the Underwriter is authorized to sell such shares to unit investment trusts such as each Account at net asset value;

NOW, THEREFORE, in consideration of the mutual promises herein, each Company, the Trust and the Underwriter agree as follows:

ARTICLE 1. Sale of Trust Shares

1.1    The Underwriter will, subject to the Trust's rights under Section 1.2 and otherwise under this Agreement, sell to each Company those Trust shares representing interests in Authorized Funds which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the order for the shares of the Trust. For purposes of this Section 1.1, each Company shall be the designee of the Trust for receipt of such orders from each Account and receipt by such designee as of 4:00 p.m. Eastern time shall constitute receipt by the Trust; provided that the Trust receives notice of such order by 9:30 a.m. Eastern time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC. The initial Authorized Funds are set forth in Schedule B, as such schedule is amended from time to time.

1.2    The Trust will make its shares available indefinitely for purchase at the applicable net asset value per share by each Company for their separate Accounts listed on Schedule A, on those days on which the Trust calculates its net asset value pursuant to rules of the SEC and the Trust shall use best efforts to calculate such net asset value on each day on which the NYSE is open for trading. Notwithstanding the foregoing, the Trustees of the Trust (the "Trustees") may refuse to sell shares of any Fund to a Company or any other person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction over the Trust or if the Trustees determine, in the exercise of their fiduciary responsibilities, that to do so would be in the best interests of shareholders.

1.3    The Trust and the Underwriter agree that shares of the Trust will be sold only to Participating Insurance Companies and their separate accounts. No shares of any Fund will be sold to the general public.

1.4    The Trust shall redeem its shares in accordance with the terms of its then current prospectus. For purposes of this Section 1.4, each Company shall be the designee of the Trust for receipt of requests for redemption from each Account and receipt by such designee by the close of trading on the NYSE on a day shall constitute receipt by the Trust prior to the close of trading on the NYSE on that day; provided that the Trust receives facsimile notice of such request for redemption by 9:30 a.m., Eastern time, on the following Business Day. In connection with the foregoing and Section 1.1 above, each Company agrees to provide information, at the Underwriter’s reasonable request, on its late trading controls procedures, and each of the Companies represents that it has controls and procedures in place to prevent the acceptance of orders or requests for redemption of shares of the Trust after the close of trading on the NYSE on a day for trades that will be based on the net asset value determined as of the close of trading on the NYSE on such day.

1.5    The Parties agree that the Contracts are not intended to serve as vehicles for frequent transfers among the Funds. The Parties agree to cooperate in good faith and in accordance with the practices and policies of the Parties as of the date of this Agreement (or as mutually agreed from time to time) to monitor data transfer activity in the Funds where such activity occurs through the Contracts and has been identified as abusive, inappropriate or following a “market timing” pattern (“Abusive Transfers”). As such, the Company agrees on its own behalf, and on behalf of any designee of the Company, to review and identify activity that might be construed as market timing and to abide by Putnam’s practices and policies by restricting activity of any Contract owner identified, either by the Trust, the Underwriter, the Company, or its designee, as a market timer. The parties acknowledge and agree that the transactions contemplated under this Agreement shall be subject to [subpoints (a) through (d) below] the provisions of the Rule 22c-2 Agreement dated as of this date and entered into by and among Underwriter, Company and Putnam Investor Services, Inc.

[(a) Currently, the Companies employ a “20 Transfer Rule” to help curb frequent Sub-Account transfers. Under this policy, a Contract owner is allowed to submit a total of 20 Sub-Account transfer requests each Contract Year for each Contract by any of the following methods: U.S. Mail, Voice Response Unit, Internet or telephone. Once these 20 Sub-Account transfers have been requested, a Contract owner may submit any additional Sub-Account transfer requests only in writing by U.S. Mail or overnight delivery service. Transfer requests by telephone, voice recording unit, via the internet or sent by same day mail or courier service will not be accepted.

The Companies actively monitor each Contract owner’s compliance with this policy. The Companies’ computer system automatically send a Contract owner a letter after the 10th Sub-Account transfer to remind the

Contract owner of the Sub-Account transfer policy. After the 20th transfer request, the computer system will not allow a Contract owner to do another Sub-Account transfer by telephone, voice recording unit or via the internet.

On the anniversary each year of the date the Contract was issued, the Companies low 20 new Sub-Account transfers by any means.

While the Companies currently utilize this 20 Transfer Rule to attempt to prevent Abusive Transfers, the Trust acknowledges and agrees that the Contracts may not give the Companies the ability to restrict transfers and that the Companies do not have the ability to track, in real time, individual transfers in all Contracts, although the Companies acknowledge that they have the ability to track individual transfers in all Contracts on a next-day basis and that they have appropriate systems and controls to monitor for transfers for purposes of calculating and applying the 20 Transfer Rule.

(b) To the extent the Underwriter is able to identify transfer activity that it deems to be Abusive Transfer activity, the Underwriter agrees to notify the Companies of transfer activity that it deems to be Abusive Transfer activity. After receiving such notice, each Company agrees that it will cooperate with the Trust and Underwriter to limit Abusive Transfers to the extent permissible under the terms and conditions of Contract owner prospectuses and Contracts in effect at that time. The Trust and the Companies agree to amend this provision as mutually deemed to be necessary to reflect any applicable law changes.

(c) In accordance with Rule 22c-2 adopted in SEC Rel. No. IC-26782 (Mar. 11, 2005 (the “Release”), the Companies shall on and after the compliance date set forth in the Release (as such date may be modified in subsequent SEC releases) provide, upon request by the Trust or the Underwriter, identifying information contained in the Companies’ records, of any particular or all Contract owners that purchased, redeemed, transferred or exchanged shares of the Fund, and the amount and dates of such purchases, redemptions, transfers and exchanges.
The Companies shall also honor any instructions from the Trust to restrict or prohibit further purchases or exchanges of Fund shares by a Contract owner who has not been identified by the Companies or the Trust as having engaged in transactions in such shares that violate the Trust’s policies established for the purpose of eliminating or reducing Abusive Transfers. The Trust may offer Series and/or share classes offered through the Separate Accounts that impose redemption fees in certain circumstances (“Redemption Fee Funds”). The Companies intend to maintain required records and otherwise comply with any applicable regulation issued by the SEC or other agency relating to the assessment and collection of redemption fees by such Redemption Fee Funds, including imposing and remitting such fees to the Trust.

(d) In the event the Trust implements restrictions on trading, market timing policies, redemption fees or any other trading policy or procedure that is more restrictive and/or that conflicts, as determined by the Companies in its reasonable discretion, with the Companies trading policies and procedures for the Contracts, the Underwriter will bear all expenses for closing the affected Fund in the Contracts, if permitted under the terms of the Shared Funding Exemptive Order. In the event the Companies implement a trade policy or procedure that is less restrictive than the current 20 Transfer Rule, the Trust and the Underwriter shall each have the option of closing the Trust shares in the Contracts at the cost of the Companies.]

1.6    Each Company shall purchase and redeem the shares of Authorized Funds offered by the then current prospectus of the Trust in accordance with the provisions of such prospectus.

1.7    Each Company shall pay for Trust shares on the next Business Day after an order to purchase Trust shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire.

1.8    Issuance and transfer of the Trust's shares will be by book entry only. Share certificates will not be issued to a Company or any Account. Shares ordered from the Trust will be recorded as instructed by a Company to the Underwriter in an appropriate title for each Account or the appropriate sub-account of each Account.

1.9    The Underwriter shall furnish prompt notice (by wire or telephone, followed by written confirmation) to each Company of the declaration of any income, dividends or capital gain distributions payable on the Trust's shares. Each Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Fund shares in additional shares of that Fund. Each Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Underwriter shall notify each Company of the number of shares so issued as payment of such dividends and distributions.

1.10    The Underwriter shall make the net asset value per share for each Fund available to each Company on a daily basis as soon as reasonably practical after the Trust calculates its net asset value per share and each of the Trust and the Underwriter shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time.

1.11    In the event of an error in the calculation of net asset value per share, the Underwriter shall adjust the Account balances and reimburse each Company for any losses except to the extent otherwise provided by procedures adopted by the Trustees of the Trust permitted by applicable law.

ARTICLE II. Representations and Warranties

2.1    Each Company represents and warrants that:

(a)at all times during the term of this Agreement the Contracts are or will be registered under the 1933 Act or will be offered and sold in compliance with exemptions from such registration; such Contracts will be issued and sold in compliance in all material respects with all applicable laws. Such Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a separate account under applicable law and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts or operate such Account in compliance with exemption from such registration; and

(b) the Contracts are currently treated as endowment, annuity or life insurance contracts, under applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will make every effort to maintain such treatment and that it will notify the Trust and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.2    The Trust represents and warrants that:

(a)at all times during the term of this Agreement Trust shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold by the Trust to each Company in compliance with all applicable laws, subject to the terms of Section 2.4 below, and the Trust is and shall remain registered under the 1940 Act. The Trust shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust or the Underwriter in connection with their sale by the Trust to a Company and only as required by Section 2.4;

(b) it is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will use its best efforts to maintain such qualification (under Subchapter M or any successor provision), and that it will notify each Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future;

(C) it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act;

(d) all its directors, officers, employees, and other individuals/entities who deal with the money and/or securities of the Funds are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Funds in an amount not less than that required by Rule 17g-1 under the 1940 Act. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company; and

(e) it has adopted and will maintain cybersecurity measures consistent with SEC and other applicable guidelines for the protection of information regarding the separate accounts and shall notify each Company of any breach of information with respect to the separate accounts as soon as reasonably practicable.

2.3     The Underwriter represents and warrants that it is a member in good standing of the FINRA and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Trust shares in accordance with all applicable securities laws applicable to it, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

2.4    Notwithstanding any other provision of this Agreement, the Trust shall be responsible for the registration and qualification of its shares and of the Trust itself under the laws of any jurisdiction only in connection with the sales of shares directly to a Company through the Underwriter. The Trust shall not be responsible, and each Company shall take full responsibility, for determining any jurisdiction in which any qualification or registration of Trust shares or the Trust by the Trust may be required in connection with the sale of the Contracts or the indirect interest of any Contract in any shares of the Trust and advising the Trust thereof at such time and in such manner as is necessary to permit the Trust to comply.

2.5    The Trust makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states.

ARTICLE III. Prospectuses and Proxy Statements; Voting
3.1    The Trust shall provide the Companies with as many printed copies of the current prospectus(es), statement of additional information, proxy statements, annual reports and semi annual reports of each of the Funds (and no other Funds), and any supplements or amendments to any of the foregoing, as the Companies may reasonably request. If requested by the Companies in lieu of the foregoing printed documents, the Trust shall provide such documents in the form of camera-ready film, computer diskettes or typeset electronic document files, all as the Companies may reasonably request and such other assistance as is reasonably necessary in order for the Companies to have any of the prospectus(es), statement of additional information, proxy statements, annual reports and semi annual reports of each of the Funds (and no other Funds) and any supplements or amendments or any of the foregoing, printed in combination with such documents of other fund companies’ and/or such documents for the Contracts. Reasonable expenses associated with providing, printing and distributing such documents shall be paid by the Trust.

3.2    The Trust's Prospectus shall state that the Statement of Additional Information (the “Statement”) for the Trust is available from the Underwriter or its designee (or in the Trust's discretion, the Prospectus shall state that such Statement is available from the Trust), and the Underwriter (or the Trust), at its expense, shall print and provide such Statement free of charge to each Company and to any owner of a Contract or prospective owner who requests such Statement.

3.3    The Trust, at its expense, shall provide the Companies with copies of its reports to shareholders, proxy material and other communications to shareholders in such quantity as the Companies shall reasonably require for distribution to the Contract owners, such distribution to be at the expense of the Trust.

3.4    Each Company shall vote all Trust shares as required by law and the Shared Funding Exemptive Order. Each Company reserves the right to vote Trust shares held in any separate account in its own right, to the extent permitted by law and the Shared Funding Exemptive Order. Each Company shall be responsible for assuring that each of its separate accounts participating in the Trust calculates voting privileges in a manner consistent with all legal requirements and the Shared Funding Exemptive Order.

3.5    The Trust will comply with all applicable provisions of the 1940 Act requiring voting by shareholders, and in particular the Trust will either provide for annual meetings or comply with Section 16(c) of the

1940 Act (although the Trust is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Trust will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the Commission may promulgate with respect thereto.

3.6    To the extent that any of the material changes listed in the remainder of this paragraph would require a supplement to a Fund prospectus (“Supplement”), the Trust or Underwriter will provide the Companies reasonable advance notice of any such material change for a Fund in the form of such Supplement at the time it is send to the Companies for them to provide to Contract owners; such material changes are: (a) fund objective changes, (b) fund mergers/substitutions/liquidations, (c) fund name changes, and/or (d) fund adviser or sub-adviser changes. If the Trust fails to provide the Companies with the required notice, the Underwriter will reimburse the Companies for all reasonable expenses for facilitating the changes and for notifying Contract owners.

ARTICLE IV. Sales Material and Information

4.1    Without limiting the scope or effect of Section 4.2 hereof, each Company shall furnish, or shall cause to be furnished, to the Underwriter each piece of sales literature or other promotional material (as defined hereafter) in which the Trust, its investment adviser or the Underwriter is named at least 10 days prior to its use. No such material shall be used if the Underwriter objects to such use within five Business Days after receipt of such material.

4.2    Neither Company shall give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Trust shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in annual or semi-annual reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or its designee or by the Underwriter, except with the written permission of the Trust or the Underwriter or the designee of either or as is required by law.

4.3    The Underwriter or its designee shall furnish, or shall cause to be furnished, to each Company or its designee, each piece of sales literature or other promotional material prepared by the Underwriter in which a Company and/or its separate account(s) is named at least 10 days prior to its use. No such material shall be used if a Company or its designee objects to such use within five Business Days after receipt of such material.

4.4    Neither the Trust nor the Underwriter shall give any information or make any representations on behalf of a Company or concerning such Company, each Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by a Company for distribution to Contract owners, or in sales literature or other promotional material approved by a Company or its designee, except with the written permission of such Company or as is required by law.

4.5    For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e. any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents, registered representatives or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under the FINRA rules, the 1940 Act or the 1933 Act.

ARTICLE V. Fees and Expenses

5.1    Except as provided in this Article V and Article VI, the Trust and Underwriter shall pay no fee or other compensation to the Companies under this Agreement.

5.2    All expenses incident to performance by each party of its respective duties under this Agreement shall be paid by that party. The Trust shall bear the expenses for the cost of registration and qualification of the Trust's shares, preparation and filing of the Trust's prospectus and registration statement, proxy materials and reports, setting the prospectus and shareholder reports in type, setting in type and printing the proxy materials, and the preparation of all statements and notices required by any federal or state law, in each case as may reasonably be necessary for the performance by it of its obligations under this Agreement.

5.3    The Company shall bear the expenses of printing and distributing the prospectuses in connection with sales of the Contracts.

5.4    The Parties agree that additional fees or other compensation payable between the parties may be covered under a separate Marketing and Administrative Support Services Agreement.

Article VI. Service Fees

6.1    So long as each Company complies with its obligations in this Article VI, the Underwriter shall pay such Company a service fee (the “Service Fee”) on shares of the Funds held in the Accounts at the annual rates specified in Schedule B (excluding any accounts for such Company’s own corporate retirement plans), subject to Section 6.2 hereof.

6.2    Each Company understands and agrees that all Service Fee payments are subject to the limitation contained in each Fund’s Distribution Plan, which may be varied or discontinued at any time and hereby waives the right to receive such Service Fee payments with respect to a Fund if such Fund ceases to pay 12b-1 fees to the Underwriter.
6.3     (a) A Company’s failure to provide the services described in Section 6.4 or otherwise comply with the terms of this Agreement will render it ineligible to receive Service Fees; and

(b) the Underwriter may, without the consent of the Companies amend this Article VI to change the terms of the Service Fee payments with prior written notice to the Company.

6.4    Each Company receiving Service Fees will provide the following services to the Contract Owners purchasing Fund shares:

(i)Maintaining regular contact with Contract owners and assisting in answering inquiries concerning the Funds;

(ii)    Assisting in printing and distributing shareholder reports, prospectuses and other sale and service literature provided by the Underwriter;

(iii) Assisting the Underwriter and its affiliates in the establishment and maintenance of shareholder accounts and records;

(iv) Assisting Contract owners in effecting administrative changes, such as exchanging shares in or out of the Funds;

(v) Assisting in processing purchase and redemption transactions; and

(vi) Providing any other information or services as the Contract owners or the Underwriter may reasonably request.

Each Company will support the Underwriter’s marketing efforts by granting reasonable requests for visits to such Company’s offices by representatives of the Underwriter.

6.5     Each Company’s compliance requirement set forth in this Agreement will be evaluated from time to time by monitoring redemption levels of Fund shares held in any Account and by such other methods as the Underwriter deems appropriate.

6.6    The provisions of this Article VI shall remain in effect for not more than one year from the date hereof and thereafter for successive annual periods only so long as such continuance is specifically approved at least annually by the Trustees in conformity with Rule 12b-1. This Agreement shall automatically terminate in the event of its assignment (as defined by the 1940 Act). In addition, this Article VI may be terminated at any time, without the payment of any penalty, with respect to any Fund or the Trust as a whole by any party upon written notice delivered or mailed by registered mail, postage prepaid, to the other party, or, as provided in Rule 12b-1 under the 1940 Act by the Trustees or by the vote of the holders of the outstanding voting securities of any Fund.

6.7    The Underwriter shall provide the Trustees of each of the Funds, and such Trustees shall review at least quarterly, a written report of the amounts paid to the Companies under this Article VI and the purposes for which such expenditures were made.

ARTICLE VII. Diversification

7.1    The Trust shall use its best efforts to cause each Authorized Fund to maintain a diversified pool of investments that would, if such Fund were a segregated asset account, satisfy the diversification provisions of (i) Treasury Regulation § 1.817-5 and (ii) Section 817(h) of the Code. The Trust shall notify the Companies immediately upon having reasonable basis for believing any Authorized Fund has ceased to comply or might not comply and will immediately take all reasonable steps to adequately diversity the Authorized Funds to achieve compliance. Upon request, the Authorized Funds shall provide the Companies a certification of their compliance with Section 817(h) of the Code and Treasury Regulation 1.817- 5 within thirty (30) days of the end of each calendar quarter.

ARTICLE VIII. Potential Conflicts

8.1    The Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Trust. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities law or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Trust shall promptly inform each Company if the Trustees determine that a material irreconcilable conflict exists and the implications thereof.

8.2    Each Company will report any potential or existing conflicts of which it is aware to the Trustees. Each Company will assist the Trustees in carrying out their responsibilities under the Shared Funding Exemptive Order by providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised. This includes, but is not limited to, an obligation by a Company to inform the Trustees whenever Contract owner voting instructions are disregarded.

8.3    If it is determined by a majority of the Trustees, or a majority of the disinterested Trustees, that a material irreconcilable conflict exists, each affected Company shall to the extent reasonably practicable (as determined by a majority of the disinterested Trustees), take, at such Company's expense, whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Trust or any Fund and reinvesting such assets in a different investment medium, including (but not limited to) another Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract as define in Section 817 of the Code owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

8.4    If a material irreconcilable conflict arises because of a decision by a Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, such Company may be required, at the Trust's election, to withdraw the affected Account's investment in one or more portfolios of the Trust and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. No charge or penalty shall be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented, and until the end of that six month period the Underwriter and Trust shall, to the extent permitted by law and any exemptive relief previously granted to the Trust, continue to accept and implement orders by such Company for the purchase (or redemption) of shares of the Trust.

8.5    If a material irreconcilable conflict arises because of a particular state insurance regulator's decision applicable to a Company to disregard Contract owner voting instructions and that decision represents a minority position that would preclude a majority vote, then such Company may be required, at the Trust's direction, to withdraw the affected Account's investment in one or more Authorized Funds of the Trust; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented, unless a shorter period is required by law, and until the end of the foregoing six month period (or such shorter period if required by law), the Underwriter and Trust shall, to the extent permitted by law and any exemptive relief previously granted to the Trust, continue to accept and implement orders by the Companies for the purchase (and redemption) of shares of the Trust. No charge or penalty will be imposed as a result of such withdrawal.

8.6    For purposes of Sections 8.3 through 8.6 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any material irreconcilable conflict. Neither the Trust nor the Underwriter shall be required to establish a new funding medium for the Contracts, nor shall a Company be required to do so, if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the material irreconcilable conflict. In the event that the Trustees determine that any proposed action does not adequately remedy any material irreconcilable conflict, then the affected Company will withdraw the Account's investment in one or more Authorized Funds of the Trust and terminate this Agreement within six (6) months (or such shorter period as may be required by law or any exemptive relief previously granted to the Trust) after the Trustees inform such Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees. No charge or penalty will be imposed as a result of such withdrawal.

8.7    The responsibility to take remedial action in the event of the Trustees' determination of a material irreconcilable conflict and to bear the cost of such remedial action shall be the obligation of each Company, and the obligation of such Company set forth in this Article VIII shall be carried out with a view only to the interests of Contract owners.

8.8    If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Trust and/or the Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 8.1, 8.2, 8.3, 8.4 and 8.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

8.9    Each Company has reviewed the Shared Funding Exemption Order and hereby assumes all obligations referred to therein which are required, including, without limitation, the obligation to provide reports, material or data as the Trustees may request as conditions to such Order, to be assumed or undertaken by such Company.

ARTICLE IX. Indemnification

9.1    Indemnification by the Company

9.1    (a) Each Company shall indemnify and hold harmless the Trust and the Underwriter and each of the Trustees, directors of the Underwriter, officers, employees or agents of the Trust or the Underwriter and each person, if any, who controls the Trust or the Underwriter within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 9.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of such Company which consent shall not be unreasonably withheld) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or the Contracts or the performance by the parties of their obligations hereunder and:

(i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a Registration Statement, Prospectus or Statement of Additional Information or, in the case of Contracts not registered under the 1933 Act, private placement memoranda or similar offering documents, for the Contracts issued by a Company or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to such Company by or on behalf of the Trust for use in the Registration Statement, Prospectus or Statement of Additional Information for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

(ii) arise out of or as a result of written statements or representations (other than statements or representations contained in the Trust's Registration Statement or Prospectus, or in sales literature for Trust shares not supplied by such Company, or persons under its control) or unlawful conduct of the Companies or persons under their control, with respect to the sale or distribution of the Contracts or Trust shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, Prospectus, or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Trust or the Underwriter by or on behalf of such Company; or

arise out of or result from any breach of any representation and/or warranty made by such Company in this Agreement or arise out of or result from any other breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 9.1(b) and 9.1(c) hereof.

9.1     (b) A Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party to the extent such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Trust, whichever is applicable.

9.1    (c) A Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified such Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), on the basis of which the Indemnified Party should reasonably know of the availability of indemnity hereunder in respect of such claim but failure to notify a Company of any such claim shall not relieve such Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, such Company shall be entitled to participate, at its own expense, in the defense of such action. A Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from such Company to such Indemnified Party of the Company's election to assume the defense thereof the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and such Company will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

9.1 (d) The Underwriter shall promptly notify the Companies of the commencement of any litigation or proceedings against the Trust or the Underwriter in connection with the issuance or sale of the Trust Shares or the Contracts or the operation of the Trust.

9.1 (e) The provisions of this Section 9.1 shall survive any termination of this Agreement.

9.2 Indemnification by the Underwriter

9.2    (a) The Underwriter shall indemnify and hold harmless each Company and each person, if any, who controls such Company within the meaning of Section 15 of the 1933 Act and any director, officer, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 9.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter which consent shall not be unreasonably withheld) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust's shares or the Contracts or the performance by the parties of their obligations hereunder and:

(i)    arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the sales literature of the Trust prepared by or approved by the Trust or Underwriter (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Trust by or on behalf of a Company for use in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

(ii)    arise out of or as a result of written statements or representations (other than statements or representations contained in the Registration Statement, Prospectus, Statement of Additional Information or sales literature for the Contracts not supplied by the Underwriter or persons under its control) made by, or unlawful conduct of, the Underwriter or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or

(iii)     arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, Prospectus, Statement of Additional Information or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to a Company by or on behalf of the Underwriter; or

(iv)    arise out of or result from any breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other breach of this Agreement by the Underwriter; as limited by and in accordance with the provisions of Sections 9.2(b) and 9.2(c) hereof.

9.2    (b) The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to each Company or the Account, whichever is applicable.

9.2    (c) The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent) on the basis of which the Indemnified Party should reasonably know of the availability of indemnity hereunder in respect of such claim, but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from the Underwriter to such Indemnified Party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

9.2    (d) A Company shall promptly notify the Underwriter of the Trust of the commencement of any litigation or proceedings against it or any of its officers or directors, in connection with the issuance or sale of the Contracts or the operation of each Account.

9.2    (e) The provisions of this Section 9.2 shall survive any termination of this Agreement.

9.3    Indemnification by the Trust

9.3    (a) The Trust shall indemnify and hold harmless the Companies, and each person, if any, who controls the Companies within the meaning of Section 15 of the 1933 Act and any director, officer, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 9.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust which consent shall not be unreasonably withheld) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the operations of the Trust and:

(i)    arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement, Prospectus and Statement of Additional Information of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Trust by or on behalf of the Companies for use in the Registration Statement, Prospectus, or Statement of Additional Information for the Trust (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

(ii)    arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust, as limited by and in accordance with the provisions of Sections 9.3(b) and 9.3(c) hereof.

9.3     (b) The Trust shall not be liable under the indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may aride from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Companies, the Trust, the Underwriter or each Account, whichever is applicable.

9.3    (c) The Trust shall not be liable under this indemnification provision with respect to any claim made against any Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent) on the basis of which the Indemnified Party should reasonably know of the availability of indemnity hereunder in respect of such claim, but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party named in the action. After notice from the Trust to such Indemnified Party of the Trust's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

9.3    (d) Each Company agrees promptly to notify the Trust of the commencement of any litigation or proceedings against it or any of its officers or, directors, in connection with this Agreement, the issuance or sale of the Contracts or the sale or acquisition of shares of the Trust.

9.3    (e) The provisions of this Section 9.3 shall survive any termination of this Agreement.

ARTICLE X. Applicable Law

10.1    This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of State of New Jersey.

10.2    This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE XI. Termination

11.1    This Agreement shall terminate:

(a)at the option of any party upon 90 days advance written notice to the other parties; or

(b)    at the option of the Trust or the Underwriter in the event that formal administrative proceedings are instituted against a Company by the FINRA, the SEC, the Insurance Commissioner of any state or any other regulatory body regarding such Company's duties under this Agreement or related to the sales of the Contracts, with respect to the operation of any Account, or the purchase of the Trust shares, provided, however, that the Trust or the Underwriter determines in its sole judgment, exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of such Company to perform its obligations under this Agreement; or

(c)    at the option of a Company in the event that formal administrative proceedings are instituted against the Trust or Underwriter by the FINRA, the SEC, or any state securities or insurance department or any other regulatory body in respect of the sale of shares of the Trust to such Company, provided, however, that such Company determines in its sole judgment, exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Trust or Underwriter to perform its obligations under this Agreement; or

(d)    with respect to any Account, upon requisite vote of the Contract owners having an interest in such Account (or any subaccount) to substitute the shares of another investment company for the corresponding Fund shares of the Trust in accordance with the terms of the Contracts for which those Fund shares had been selected to serve as the underlying investment media. A Company will give 30 days' prior written notice to the Trust of the date of any proposed vote to replace the Trust's shares; or

(e)    with respect to any Authorized Fund, upon 30 days advance written notice from the Underwriter to a Company, upon a decision by the Underwriter to cease offering shares of the Fund for sale.

11.2    It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 11.1 may be exercised for any reason or for no reason.

11.3    No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties to this Agreement of its intent to terminate, which notice shall set forth the basis for such termination. Such prior written notice shall be given in advance of the effective date of termination as required by this Article XI.

11.4    Notwithstanding any termination of this Agreement, subject to Section 1.2 of this Agreement, the Trust and the Underwriter shall, at the option of the Companies, continue to make available additional shares of the Trust pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, subject to Section 1.2 of this Agreement, the owners of the Existing Contracts shall be permitted to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 11.4 shall not apply to any termination under Article VIII and the effect of such Article VIII termination shall be governed by Article VIII of this Agreement. The provisions of this Section 11.4 and the provisions of Section 1.2 shall survive termination of this Agreement.

11.5    The Company shall not redeem Trust shares attributable to the Contracts (as opposed to Trust shares attributable to the Company's assets held in either Account) except (i) as necessary to implement Contract owner initiated transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally required Redemption").Furthermore, except in cases where permitted under the terms of the Contracts, subject to Section 1.2 of this Agreement, the Company shall not prevent Contract owners from allocating payments to an Authorized Fund that was otherwise available under the Contracts without first giving the Trust or the Underwriter 90 days notice of its intention to do.

ARTICLE XII. Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:

Putnam Variable Trust
One Post Office Square
Boston, MA 02109
Attention: Legal Counsel

If to the Underwriter:

Franklin Distributors, LLC
100 First Stamford Place, 5th Floor Stamford, CT 06902
Attention: Intermediary Client Onboarding
If to a Company:
Pruco Life Insurance Company
213 Washington St., NJ-02-07
Newark, NJ 07102
Attention: General Counsel

Pruco Life Insurance Company of New Jersey

213 Washington St., NJ-02-07
Newark, NJ 07102
Attention: General Counsel

ARTICLE XIII. Miscellaneous

13.1    A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of or arising out of this instrument, including without limitation Article VIII, are not binding upon any of the Trustees or shareholders individually but binding only upon the assets and property of the Trust.

13.2    The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

13.3    This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

13.4    If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

13.5    Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

13.6    The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

13.7    Notwithstanding any other provision of this Agreement, the obligations of the Trust and the Underwriter are several and, without limiting in any way the generality of the foregoing, neither such party shall have any liability for any action or failure to act by the other party, or any person acting on such other party's behalf.

13.8    No party may assign its rights or obligations under this Agreement without the consent of the other parties hereto. Any such assignment made without such consent shall be null and void.

13.9    Each party will treat as confidential any and all “Nonpublic Personal Financial Information” and any “Fund Information” and all information reasonably expected to be treated as confidential (collectively, “Confidential Information”) and not release any Confidential Information unless (a) the other party provides written consent to do so; (b) a party is requested or compelled to do so by court order, subpoena or comparable request issued by any governmental agency, regulator or other competent authority; or (c) permitted by applicable law. Each party shall safeguard Confidential Information as required by applicable law and provide reasonable confirmation upon request. As used above, (i) “Nonpublic Personal Financial Information” shall refer to personally identifiable financial information about any prospective or then existing customer of the Companies including customer lists, names, addresses, account numbers and any other data provided by customers to the Companies in connection with the purchase or maintenance of a product or service that is not Publicly Available; (ii) or any other information whatsoever with respect to a Fund that is not publicly available; and (iii) “Publicly Available” shall mean any information that the disclosing party has a reasonable basis to believe is lawfully made available to the general public from federal, state or local government records, widely distributed media or disclosures made to the general public that are required by federal, state or local law.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

PRUCO LIFE INSURANCE COMPANY
By its authorized officer,

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
By its authorized officer,

PUTNAM VARIABLE TRUST
By its authorized officer,

FRANKLIN DISTRIBUTORS, LLC
By its authorized officer,

SCHEDULE A
Separate Accounts

Name of Separate Account

Pruco Life of New Jersey Variable Appreciable Account Pruco Life Variable Universal Account

SCHEDULE B
Authorized Fund(s) and Service Fee(s)

Authorized Fund(s) Share Class Service (12b-1) Fees

All Putnam Variable Trust Funds IB 0.25% per annum